Exhibit 10.33

EXECUTION VERSION

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT, dated February 27, 2020 (this “Amendment”), is entered into by and between CMTG BB Finance LLC, a limited liability company organized under the laws of the State of Delaware (“Seller”), and BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (including any successor thereto, “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Fee Letter (as defined below), and if not defined therein, in the Master Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Purchaser and Seller are parties to that certain Master Repurchase Agreement, dated as of December 21, 2018 (the “Existing Master Repurchase Agreement” and, as amended by this Amendment, and as hereafter further modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Master Repurchase Agreement”);

WHEREAS, in connection with the Master Repurchase Agreement, Seller and Purchaser are parties to that certain Fee Letter, dated as of December 21, 2018, (the “Existing Fee Letter” and, as amended by this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Fee Letter”); and

WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Fee Letter and the Existing Master Repurchase Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

AMENDMENTS TO THE FEE LETTER

(a) The definition of “Maximum Facility Purchase Price” in Section 1 of the Existing Fee Letter is hereby deleted in its entirety and replaced with the following:

“Maximum Facility Purchase Price” shall mean $500,000,000.00.

(b) The following definition is hereby added to Section 1 of the Fee Letter in its appropriate alphabetical order:

“Funding Fee” shall mean, a non-refundable fee that shall be deemed due, earned and payable on the Purchase Date for any Purchased Asset or on any other date on which the outstanding Purchase Price for any Purchased Asset is increased in accordance with the Master Repurchase Agreement if immediately after giving effect to the applicable Purchase Price increase the outstanding Purchase Price is greater than $300,000,000.00 in an amount equal to the product of (i) 0.25% and

(ii) the positive difference between (x) the amount by which the outstanding Purchase Price exceeds $300,000,000.00 immediately following the Purchase Price increase on such Purchase Date or other date and (y) the amount by which the outstanding Purchase Price exceeded $300,000,000.0 immediately prior to the Purchase Price increase on such Purchase Date or other date.

ARTICLE 2

AMENDMENTS TO THE MASTER REPURCHASE AGREEMENT

(a) Article 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Purchased Asset” and “Purchased Asset Documents” in their entirety and replacing them with the following in their appropriate alphabetical order:

“Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Purchaser in such Transaction and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Purchaser (other than Purchased Assets that have been repurchased by Seller). Any Purchased Asset that is repurchased by Seller in accordance with this Agreement shall cease to be a Purchased Asset upon its release pursuant to Article 7(b).

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.

(b) The following definition is hereby added to Article 2 of the Master Repurchase Agreement in its appropriate alphabetical order:

“Funding Fee” shall have the meaning specified in the Fee Letter.

(c) The following is hereby added at the end of Article 3(c) to the Master Repurchase Agreement:

(xxii) Payment of Funding Fee. Purchaser shall have received payment from Seller of any applicable Funding Fee.

(d) Article 3(h)(ii)(I) to the Master Repurchase Agreement is hereby amended by deleting the word “and” at the end thereof.

(e) Article 3(h)(ii)(J) to the Master Repurchase Agreement is hereby amended by replacing the “.” at the end thereof with “; and”.

(f) The following is hereby added at the end of Article 3(h)(ii) to the Master Repurchase Agreement:

(K) Purchaser shall have received payment from Seller of any applicable Funding Fee.

(g) Article 3(i)(v) to the Master Repurchase Agreement is hereby amended by deleting the word “and” at the end thereof.

(h) Article 3(i)(vi) to the Master Repurchase Agreement is hereby amended by replacing the “.” at the end thereof with “; and”.

(i) The following is hereby added at the end of Article 3(i) to the Master Repurchase Agreement:

(vii) Purchaser shall have received payment from Seller of any applicable Funding Fee.

ARTICLE 3

REPRESENTATIONS

Seller represents and warrants to Purchaser, as of the date of this Amendment, as follows:

(a) all representations and warranties made by it in the Transaction Documents to which it is a party are true, correct, complete and accurate as of the date hereof with the same force and effect as if made on and as of such date;

(b) it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(c) the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(d) the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected; and

(e) this Amendment has been duly executed and delivered by it.

ARTICLE 4

CONDITIONS PRECEDENT

The effectiveness of this Amendment is subject to the delivery to Purchaser of the following:

(a) this Amendment, duly completed and executed by each of the parties hereto;

(b) a reaffirmation agreement executed by Claros Mortgage Trust, Inc., a Maryland corporation (“Guarantor”), in the form and substance acceptable to Purchaser, reaffirming the terms of that certain Guaranty, dated as of December 21, 2018 (as amended, restated supplemented or otherwise modified from time to time, the “Guaranty”), and acknowledging, among other things, that the terms of the Guaranty remain in full force and effect;

(c) a bring-down of the opinions delivered by counsel to Seller and Guarantor on the Closing Date as requested by, and in form and substance acceptable to, Purchaser; and

(d) for Seller and Guarantor, a good standing certificate dated within thirty (30) calendar days prior to the effective date of this Amendment, certified true and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of this Amendment and each other document to be delivered by such party from time to time in connection herewith, in each case included in a certificate delivered by an officer of the Guarantor.

ARTICLE 5

FEES AND EXPENSES

(a) On the date hereof, as a condition precedent to the effectiveness of this Amendment, Seller shall pay Purchaser the non-refundable fee in an amount equal to $600,000.

(b) Seller shall pay on demand all of Purchaser’s costs and expenses, including reasonable fees and expenses of attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

ARTICLE 6

GOVERNING LAW

THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 7

MISCELLANEOUS

(a) Except as expressly amended or modified hereby, the Transaction Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Amendment.

(b) This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.

(c) The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d) This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Master Repurchase Agreement or the Fee Letter, as applicable.

(e) This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f) This Amendment is a Transaction Document executed pursuant to the Repurchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Master Repurchase Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, as of the date first above written.

PURCHASER:

BARCLAYS BANK PLC

By:	/s/ Francis X. Gilhool
Name: Francis X. Gilhool
Title: Managing Director

[SIGNATURE CONTINUES ON FOLLOWING PAGES]

Barclays–Claros – Omnibus Amendment

SELLER:

CMTG BB FINANCE LLC, a Delaware limited liability company

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

Barclays–Claros – Omnibus Amendment